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                                  EXHIBIT 99.2

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the annual report of Community Capital Corporation (the "Company) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Wesley Brewer, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002 that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


March 27, 2003                                /s/ R. Wesley Brewer
                                              ----------------------------------
                                              R. Wesley Brewer
                                              Chief Financial Officer, Executive
                                              Vice President, & Secretary